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                                                                     EXHIBIT 2.4

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                                VOTING AGREEMENT

                                  BY AND AMONG

                             VENTURI PARTNERS, INC.

                                       AND

                          THE STOCKHOLDERS NAMED HEREIN

                         DATED AS OF SEPTEMBER 30, 2004

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                                VOTING AGREEMENT

      This Voting Agreement (this "AGREEMENT") is made and entered into as of September 30, 2004 by and among VENTURI PARTNERS, INC., a Delaware corporation (the "COMPANY"), and the parties identified as "Stockholders" on the signature pages hereto.

                             PRELIMINARY STATEMENTS

      The Company, VTP, Inc., Venturi Technology Partners, LLC, Comsys Information Technology Services, Inc., Comsys Holding, Inc. and certain stockholders of Holding have entered into an Agreement and Plan of Merger dated as of July 19, 2004 (as the same may be amended from time to time, the "MERGER AGREEMENT"), pursuant to which, upon the terms and subject to the conditions thereof, VTP, Inc. will be merged with and into Comsys Holding, Inc. and Comsys Holding, Inc. will be the surviving entity (the "MERGER").

      As a condition to the consummation of the transactions contemplated by the Merger Agreement, various stockholders of the Company and of Holding have required that the Company and certain parties who are, or who as a result of the Merger will become, stockholders of the Company, and the Company and such parties are willing to, enter into a voting agreement with respect to nominations to the board of directors of the Company at and after the effectiveness of the Merger.

      Capitalized terms used but not defined herein have the meanings given in the Merger Agreement.

      Now, therefore, for good, valuable and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                             STATEMENT OF AGREEMENT

                                    ARTICLE I
                                   DEFINITIONS

      Section 1.1. Definitions.

      "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Exchange Act.

      "AGREEMENT" has the meaning given in the preamble to this Agreement.

      "BOARD OF DIRECTORS" means the board of directors of the Company.

      "BYLAWS" means the Bylaws of the Company as in effect from time to time.

      "CLOSING" has the meaning given in the Merger Agreement.

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      "COMMISSION" means the Securities and Exchange Commission or any other
Federal agency at the time administering the Securities Act.

      "COMMON STOCK" means the common stock of the Company now or hereafter authorized to be issued.

      "COMPANY" has the meaning given in the preamble to this Agreement.

      "DIRECTOR" means a member of the Board of Directors.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

      "GROUP B DIRECTOR" means Willis, a Wachovia Director or a director who was selected by the Group B Subcommittee of the Nominating Committee of the Board of Directors for election to, or to fill a vacancy or newly created directorship on, the Board of Directors pursuant to this Agreement or Section 3.2 of the Bylaws.

      "GROUP B SUBCOMMITTEE" means a subcommittee of the Nominating Committee of the Board of Directors comprised solely of the Independent Wachovia Directors serving on the Nominating Committee.

      "HOLDING" means Comsys Holding, Inc., a Delaware corporation.

      "INDEPENDENT WACHOVIA DIRECTOR" means any Wachovia Director who meets the definition of independent director under applicable rules and listing standards of the principal securities exchange or market on which the Common Stock is listed or approved for trading.

      "JUNIOR STOCKHOLDERS" means the holders of Common Stock listed on the signature pages of this Agreement under the title "Junior Stockholders" and any Affiliate thereof to which a Junior Stockholder transfers any shares of Common Stock and which has agreed in writing to be bound by the terms of this Agreement.

      "MAJOR STOCKHOLDER" means any Wachovia Stockholder or Venturi Stockholder that owned, at the Effective Time, directly or beneficially as part of the Stockholder Group of which it is a part, greater than 10% of the then outstanding Common Stock, as such ownership is reflected on the applicable Schedules to this Agreement.

      "MERGER" has the meaning given in the preliminary statements to this Agreement.

      "MERGER AGREEMENT" has the meaning given in the preliminary statements to this Agreement.

      "NOMINATING COMMITTEE" means the Nominating Committee of the Board of Directors established pursuant to and in accordance with the Bylaws.

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      "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, as the same shall be in effect at the time.

      "SHARES" means shares of Common Stock.

      "SPECIAL VOTING PERIOD" means the period commencing immediately after the Effective Time (as defined in the Certificate of Incorporation) and ending on the third anniversary of the Effective Time.

      "STOCKHOLDER" means Willis or any Wachovia Stockholder, Junior Stockholder or Venturi Stockholder.

      "STOCKHOLDER GROUP" means each of the following three groups of
Stockholders: (a) the Stockholders comprising the Wachovia Stockholders shall be one Stockholder Group, (b) the Stockholders comprising the Junior Stockholders shall be one Stockholder Group and (c) the Stockholders comprising the Venturi Stockholders shall be one Stockholder Group.

      "STOCKHOLDER REPRESENTATIVE" has the meaning given in Section 4.18.

      "STOCKHOLDERS" means, collectively, Willis, the Wachovia Stockholders, the Junior Stockholders and the Venturi Stockholders.

      "VENTURI STOCKHOLDERS" means the holders of Common Stock listed on the signature pages of this Agreement under the title "Venturi Stockholders."

      "WACHOVIA DIRECTOR" means (a) a director of the Company who was so designated as a Wachovia Designee by Holding to serve on the Board of Directors pursuant to Section 6.15(a) of the Merger Agreement, (b) any director of the Company who was nominated for election as a director of the Company by the Wachovia Stockholders or (c) any director who was nominated by the Wachovia Stockholders to fill a vacancy that was held immediately prior to such vacancy by a Wachovia Director or a newly created directorship on the Board of Directors for which the Wachovia Stockholders would have the right to recommend an additional nominee pursuant to this Agreement or Section 3.2 of the Bylaws.

      "WACHOVIA STOCKHOLDERS" means the holders of Common Stock listed on the signature pages of this Agreement under the title "Wachovia Stockholders" and any Affiliate thereof to which a Wachovia Stockholder transfers any shares of Common Stock and which has agreed in writing to be bound by the terms of this Agreement.

      "WILLIS" means Michael T. Willis.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

      Section 2.1. Representations and Warranties of the Company. The Company hereby represents and warrants to the other parties hereto as follows: The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions

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contemplated hereby. The execution and delivery by the Company of this
Agreement, and the consummation by the Company of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by, or with respect to, the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby by the Company does not conflict with, or result in a breach of, any law or regulation of any governmental authority applicable to the Company or any material agreement to which the Company is a party.

      Section 2.2. Representations and Warranties of the Stockholders.

            (a) Each Stockholder that is not a natural person, severally and not jointly, hereby represents and warrants, as to itself only and not as to any other Stockholder, to the other parties hereto as follows:

                  (i) Authority. The Stockholder has all requisite corporate, partnership or limited liability company power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by the Stockholder of this Agreement, and the consummation by the Stockholder of the transactions contemplated hereby, have been duly authorized by all necessary corporate, partnership or limited liability company action on the part of the Stockholder. This Agreement has been duly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by, or with respect to, the Stockholder in connection with the execution and delivery of this Agreement by the Stockholder or the consummation by the Stockholder of the transactions contemplated hereby. The execution and delivery of this Agreement by the Stockholder and the consummation of the transactions contemplated hereby by the Stockholder does not conflict with, or result in a breach of, any law or regulation of any governmental authority applicable to the Stockholder or any material agreement to which the Stockholder is a party.

                  (ii) Shares. As of the Effective Time, the Stockholder is the record and beneficial owner of the number of Shares set forth across from such Stockholder's name on Schedule 2.2(a)(ii).

            (b) Each Stockholder that is a natural person, severally and not jointly, hereby represents and warrants, as to itself only and not as to any other Stockholder, to the other parties hereto as follows:

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                  (i) Authority. The Stockholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by the Stockholder of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of the Stockholder and does not conflict with, or result in a breach of, any law or regulation of any governmental authority applicable to any the Stockholder or any material agreement to which such the Stockholder is a party. This Agreement has been duly executed and delivered by the Stockholder and constitutes a valid and binding obligation, enforceable against the Stockholder in accordance with its terms.

                  (ii) Shares. As of the Effective Time, the Stockholder is the record and beneficial owner of the number of Shares set forth across from such Stockholder's name on Schedule 2.2(b)(ii).

                                  ARTICLE III
                 CORPORATE GOVERNANCE; CERTAIN CORPORATE ACTIONS

      Section 3.1. Voting of Shares; Company Actions.

            (a) From and after the date hereof and until the termination of the Special Voting Period, each Stockholder shall vote all Shares owned or controlled by such Stockholder, and shall take all other necessary or desirable actions within such Stockholder's control (including, if permitted, attendance at meetings in person or by proxy for purposes of obtaining a quorum and, if permitted, execution of written consents in lieu of meetings), so that the composition of the Board of Directors and the manner of selecting members thereof shall be as set forth in Article Fifth of the Company's Certificate of Incorporation, Section 3.2 of the Bylaws and this Article III, and to otherwise effectuate the provisions of this Agreement.

            (b) From and after the date hereof, the Company shall take all necessary or desirable actions within its control (including calling special board and stockholder meetings) to effectuate the provisions of this Agreement.

      Section 3.2. Composition of the Board of Directors.

            (a) Election of Michael Willis. During the Special Voting Period, for so long as he is the Chief Executive Officer of the Company, the Company shall nominate Michael Willis to serve as a Director of the Company, and include Mr. Willis as a nominee in its proxy statement to be distributed to stockholders in connection with the annual meeting of stockholders. In the event the nomination rights set forth in this provision are not permitted by applicable Nasdaq rules, or if the Company's Common Stock is not then traded on the Nasdaq National Market, the comparable requirements of the principal securities exchange or market on which the Company's Common Stock is then listed or approved for trading, the Nominating Committee will then have the exclusive delegated authority of the Board to fill the directorship contemplated hereby.

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            (b) Nomination Rights. The following provisions shall apply during the Special Voting Period and in each case to the extent permitted by applicable law and by applicable rules and listing standards of the principal securities exchange or market on which the Common Stock is listed or approved for trading:

Prior to each annual meeting of stockholders of the Company during the Special Voting Period, the Wachovia Stockholders and, if they fail to do so, the Group B Subcommittee will, subject to the procedures and qualification requirements set forth in this Agreement, have the right to designate nominees for directors to be elected by the stockholders at such annual meeting as follows:

                           NUMBER OF DIRECTOR DESIGNEES
                            WACHOVIA STOCKHOLDERS HAVE
SIZE OF WHOLE BOARD           THE RIGHT TO DESIGNATE
------------------         ----------------------------
         9                             4
        10                             5
        11                             5
        12                             6
        13                             6

            (c) Vacancies and Newly Created Directorships. Subject to the procedures and qualification requirements of Section 3.2 of the Bylaws, the Wachovia Stockholders shall have the right to recommend to the Group B Subcommittee nominees to fill any vacancy on the Board, or any committee thereof, that was held immediately prior to such vacancy by a Wachovia Director, and to fill any newly created directorship for which the Wachovia Stockholders would have the right to designate an additional nominee pursuant to paragraph
(b) above. The Group B Subcommittee shall have the exclusive delegated authority of the Board to fill any such vacancy. Subject to its fiduciary duties, the Group B Subcommittee shall fill such vacancy with the Wachovia Stockholder nominee and, absent a recommendation from the Wachovia Stockholders, the Group B Subcommittee shall fill any such vacancy with a nominee of its choosing. In the event the Group B Subcommittee fails to fill any such vacancy or newly created directorship pursuant to the procedures and qualification requirements of
Section 3.2 of the Bylaws, the Nominating Committee will then have the exclusive delegated authority of the Board to fill such vacancy or newly created directorship until the next annual meeting of stockholders, and the person so chosen will not be considered a Wachovia Director and will not be required to meet the qualification requirements of paragraph (d) below.

            (d) Qualification Requirements. The Wachovia Stockholders will not have the right to designate nominees for election as directors and the Group B Subcommittee will not have the right to fill a vacancy or newly created directorship for a Wachovia Director unless, after giving effect to the election of such nominees or the filling of such vacancies or newly

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created directorships, there would be at least three (3) Independent Wachovia
Directors, one of whom meets the definition of Audit Committee Independent Director set forth in the Bylaws; provided, however, that if the size of the Board is 12 or 13, there must be at least four (4) Independent Wachovia Directors.

            (e) Procedures. The Wachovia Stockholders shall inform the Company in writing of its recommended nominees for election of directors to the Board of Directors by delivering written notice thereof not less than forty (40) days prior to the mailing of the Company's proxy statement to be distributed to stockholders in connection with the annual meeting of stockholders; provided, that the Company shall give the Wachovia Stockholders at least sixty (60) days prior written notice of such mailing date. The notice to the Company shall also contain such information relating to such nominees as is required to be disclosed in a proxy statement or other filings required to be made by the Company in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and from which the Board can determine that the qualification requirements set forth in paragraph (d) above have been satisfied; provided, however, that if any such notice does not contain such information, the Wachovia Stockholders shall provide such information within five business days after written request therefor.

            (f) Dissolution. The Group B Subcommittee shall be dissolved, if at all, in accordance with Section 3.2(b)(ii)(G) of the Bylaws.

      Section 3.3. Nomination Rights Following Expiration of the Special Voting Period. Upon expiration of the Special Voting Period, a Major Stockholder will have the right to designate nominees for Directors to be elected by the stockholders at such annual meeting as set forth in the table below, in each case to the extent permitted by applicable law and by applicable rules and listing standards of the principal securities exchange or market on which the Common Stock is listed or approved for trading; provided, however, that:

            (a) such Major Stockholder has continuously held shares of the Common Stock from the date of this Agreement through and including the time the nomination right, if any, available to such Major Stockholder is exercised;

            (b) only shares of Common Stock held (i) directly by such Major Stockholder or (ii) by other Stockholders in such Major Stockholder's Stockholder Group and beneficially owned by such Major Stockholder will be counted for purposes of determining the percentage of outstanding shares of Common Stock held by such Major Stockholder;

            (c) only one Major Stockholder from each Stockholder Group shall have nomination rights pursuant to this Section 3.3; and

            (d) if after the expiration of the Special Voting Period the percentage of outstanding Common Stock owned by a Major Stockholder is reduced so as to cause the number of Director Designees such Major Stockholder would have the right to designate pursuant to this Section 3.3 to be reduced, then the maximum number of Director Designees such Major

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Stockholder will have the right to designate pursuant to this Section 3.3 shall be permanently reduced to such number of Director Designees.

PERCENTAGE OF OUTSTANDING COMMON STOCK HELD BY             NUMBER OF DIRECTOR DESIGNEES STOCKHOLDER HAS
               STOCKHOLDER                                             THE RIGHT TO  DESIGNATE
----------------------------------------------             --------------------------------------------
              30% OR GREATER                                                    3
           > or = 20% AND < 30%                                                 2
           > or = 10% AND < 20%                                                 1
                   < 10%                                                        0

      Section 3.4. Termination of Voting Obligations. From and after the termination of the Special Voting Period, the provisions of Section 3.1(a) shall terminate and be of no further force or effect, and the Stockholders shall thereafter have no obligation under this Agreement with respect to (i) the voting of any of their respective shares of Common Stock, including any obligation to vote for nominees nominated pursuant to Section 3.3, or (ii) the taking of any actions described in Section 3.1 with respect to the composition of the Board of Directors.

      Section 3.5. Observer Rights.

            (a) During the Special Voting Period, so long as the Junior Stockholders continue to hold at least 50% of the shares of Common Stock they held as of the Effective Time, the Company shall permit two representatives of the Junior Stockholders, in each case designated by their Stockholder Representative, to attend as an observer all meetings of its Board of Directors.

            (b) During the Special Voting Period, so long as the Venturi Stockholders continue to hold at least 50% of the shares of Common Stock they held as of the Effective Time, the Company shall permit one representative of the Venturi Stockholders, designated by the Venturi Stockholder Representative, to attend as an observer all meetings of its Board of Directors.

            (c) Each representative appointed pursuant to Section 3.5(a) and 3.5(b) shall be entitled to (i) receive all written materials and other information (including, without limitation, copies of meeting minutes) given to Directors in connection with such meetings at the same time such materials and information are given to the Directors, and, upon reasonable notice and during normal business hours (ii) visit and inspect any of the properties of the Company and its Subsidiaries and (iii) discuss the affairs, finances and accounts of any such entities with the Directors, officers and key employees of the Company and its Subsidiaries. All travel and other expenses incurred by a representative in connection with attending any meeting of the Board of Directors or otherwise in connection with the rights granted in this Section 3.5 shall be the responsibility of such representative and/or the Stockholder Group by which such representative was designated. The Company shall have no liability or obligation with respect to such expenses.

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            (d) As a condition to attending any meetings of the Board of
Directors and receiving the written materials and other information contemplated in Section 3.5(c), each representative must enter into a confidentiality and non-use agreement, in form satisfactory to the Company, pursuant to which such representative agrees not to, without the prior written consent of the Company, disclose to any third party any information obtained about the Company or its operations or business which it may have acquired pursuant to this Agreement and the observer rights granted hereunder; provided, however, that any information that is otherwise publicly available, without breach of this provision, or has been obtained from a third party without a breach of such third party's duties, shall not be deemed confidential information. Notwithstanding anything to the contrary set forth in this Section 3.5, the Company reserves the right to exclude any representative from access to any material or meeting or portion thereof if the Company believes (i) upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential proprietary information, to satisfy the fiduciary duties of the Board of Directors or for other similar reasons or (ii) that such representative has or intends to use information obtained about the Company or its operations or business which it may have acquired pursuant to this Agreement or the observer rights granted hereunder for unlawful or improper purposes. Each representative shall be subject to recusal in any circumstance in which a Director would be subject to recusal.

                                   ARTICLE IV
                            MISCELLANEOUS PROVISIONS

      Section 4.1. Entire Agreement. This Agreement, together with the Schedules hereto, constitutes the entire agreement and understanding of the parties in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof. There are no third party beneficiaries having rights under or with respect to this Agreement.

      Section 4.2. Assignment. Except as provided in this Section 4.2 and in
Section 4.3, no party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties. All of the terms, agreements, covenants, representations, warranties and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties and their respective successors and permitted assigns. Notwithstanding the foregoing, a Stockholder may, without the consent of any of the parties hereto, assign its rights and obligations hereunder to an Affiliate in connection with the sale or other transfer to such Affiliate of shares of such Stockholder's Common Stock.

      Section 4.3. Transfers of Shares. Except as set forth in Section 4.2, any transfer of shares of Common Stock by a Stockholder (other than to an Affiliate of such Stockholder or to a party to this Agreement) will be free and clear of any and all rights and obligations under this Agreement; provided, however, that any purported sale or other transfer by a Stockholder of 30% or more of the outstanding Common Stock (other than to an Affiliate of such Stockholder or to a party to this Agreement) shall be void and have no effect unless the party to whom such shares are transferred has agreed in writing to be bound by the terms and conditions of this Agreement.

      Section 4.4. Notices. All notices, requests and other communications provided for or permitted to be given under this Agreement must be in writing and shall be given by personal delivery, by certified or registered United States mail (postage prepaid, return receipt requested), by a nationally recognized overnight delivery service for next day delivery, or by facsimile transmission, as follows (or to such other address as any party may give in a notice given in accordance with the provisions hereof):

              If to a Stockholder: To the address given under such Stockholder's name on the Signature Pages.

              If to the Company:

              COMSYS IT Partners, Inc.
              4400 Post Oak Parkway
              Suite 1800
              Houston, Texas  77027
              Attention: General Counsel
              Facsimile: 713-386-1504

              with a copy (which will not constitute notice) to:

              Akin Gump Strauss Hauer & Feld LLP
              1700 Pacific Avenue, Ste. 4100
              Dallas, TX 75201
              Attention:  Seth R. Molay, P.C.
              Facsimile:  214-969-4343

All notices, requests or other communications will be effective and deemed given only as follows: (i) if given by personal delivery, upon such personal delivery,
(ii) if sent by certified or registered mail, on the fifth business day after being deposited in the United States mail, (iii) if sent for next day delivery by overnight delivery service, on the date of delivery as confirmed by written confirmation of delivery, (iv) if sent by facsimile, upon the transmitter's confirmation of receipt of such facsimile transmission, except that if such confirmation is received after 5:00 p.m. (in the recipient's time zone) on a business day, or is received on a day that is not a business day, then such notice, request or communication will not be deemed effective or given until the next succeeding business day. Notices, requests and other communications sent in any other manner, including by electronic mail, will not be effective.

      Section 4.5. Specific Performance; Remedies. Each party acknowledges and agrees that the other parties would be damaged irreparably if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, the parties will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its provisions in any action or proceeding instituted in any state or federal court sitting in the State of Delaware having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity. Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity. Except as expressly provided herein, nothing herein will be considered an election of remedies.

      Section 4.6. Submission to Jurisdiction; No Jury Trial.

            (a) Submission to Jurisdiction. Any action, suit or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall only be brought in any federal court located in the State of Delaware or any Delaware state court, and each party consents to the exclusive jurisdiction and venue of such courts (and of the appropriate appellate courts therefrom) in any such action, suit or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such, action, suit or proceeding in any such court or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, service of process on such party as provided in Section 4.4 shall be deemed effective service of process on such party.

            (b) Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES THAT ANY DISPUTE THAT MAY ARISE OUT OF OR RELATING TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE SUCH PARTY HEREBY EXPRESSLY WAIVES ITS RIGHT TO JURY TRIAL OF ANY DISPUTE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING HERETO OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. THE SCOPE OF THIS WAIVER IS INTENDED TO ENCOMPASS ANY AND ALL ACTIONS, SUITS AND PROCEEDINGS THAT RELATE TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY REPRESENTS THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) SUCH PARTY UNDERSTANDS AND WITH THE ADVICE OF COUNSEL HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND REPRESENTATIONS IN THIS
SECTION 4.6(b).

      Section 4.7. Headings. The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

      Section 4.8. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law principles or conflicts of law rules (whether of the State of Delaware or any other jurisdiction) that would result in the application of the substantive or procedural laws of any other jurisdiction and, as applicable the federal laws of the United States.

      Section 4.9. Amendment. This Agreement may not be amended or modified except by a writing signed by all of the parties.

      Section 4.10. Extensions; Waivers. Any party may, for itself only, (a) extend the time for the performance of any of the obligations of any other party under this Agreement, (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any such extension or waiver will be valid only if set forth in a writing signed by the party to be bound thereby. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence. Neither the failure nor any delay on the part of any party to exercise any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise of the same or of any other right or remedy.

      Section 4.11. Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party or to any circumstance, is judicially determined not to be enforceable in accordance with its terms, the parties agree that the court judicially making such determination may modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its modified form, such provision will then be enforceable and will be enforced.

      Section 4.12. Expenses. Except as otherwise expressly provided in this Agreement, each party will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.

      Section 4.13. Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Agreement will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. For purposes of determining whether a party has signed this Agreement or any document contemplated hereby or any amendment or waiver hereof, only a handwritten original signature on a paper document or a facsimile copy of such a handwritten original signature shall constitute a signature, notwithstanding any law relating to or enabling the creation, execution or delivery of any contract or signature by electronic means.

      Section 4.14. Construction. This Agreement has been freely and fairly negotiated among the parties. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Any reference to any law will be deemed also to refer to such law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words "include," "includes," and "including" will be deemed to be followed by "without limitation." Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words "this Agreement," "herein," "hereof," "hereby," "hereunder," and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached will not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.

      Section 4.15. Confidentiality. No party to this Agreement, nor any of their respective Affiliates, employees, agents or representatives, shall disclose to any third party any information obtained about the Company or its operations or business which it may have acquired pursuant to this Agreement without the prior written consent of the Company; provided, that any information that is otherwise publicly available, without breach of this provision, or has been obtained from a third party without a breach of such third party's duties, shall not be deemed confidential information.

      Section 4.16. Termination.

            (a) The rights and obligations specified in Sections 3.1 and 3.2 shall terminate automatically at the end of the Special Voting Period.

            (b) The rights and obligations specified in Section 3.3 shall terminate automatically on the date on which no Major Stockholder owns more than 10% of the issued and outstanding shares of Common Stock.

            (c) The rights and obligations specified in Section 3.5 shall terminate automatically on the earlier of (A) the end of the Special Voting Period and (B) (i) as to the Venturi Stockholders, the date on which the Venturi Stockholders and (ii) as to the Junior Stockholders, the date on which the Junior Stockholders, hold less than 50% of the shares of Common Stock they held as of the Effective Time.

            (d) This Agreement shall terminate and cease to be binding on any particular Stockholder on the date on which such Stockholder ceases to own any shares of Common Stock.

      Section 4.17. Effective Time. Notwithstanding anything herein to the contrary, this Agreement shall become effective at the Effective Time of the Merger, and the representations and warranties contained herein shall be deemed made as of the Effective Time.

      Section 4.18. Stockholder Representative. For administrative convenience, each Stockholder Group shall designate an individual to serve as such group's representative (each a "STOCKHOLDER REPRESENTATIVE") for purposes of this Agreement to take action on behalf of such Stockholder group in connection with this Agreement. The initial Stockholder Representative of each Stockholder Group is identified on Schedule 4.18 and may be changed from time to time by the applicable Stockholder Group upon notice given to the other parties pursuant to
Section 4.4 and executed by each member of such Stockholder Group. Each Wachovia Stockholder, Junior Stockholder and Venturi Stockholder hereby appoints the initial Stockholder Representative and each person or entity who is, from time to time, duly appointed under this Section 4.18 as the Stockholder Representative of the Stockholder Group to which such Stockholder is a member to give any consent or approval, exercise any right or take any action contemplated under this Agreement on behalf of such Stockholder. The members of each Stockholder Group shall be bound by such Stockholder Group's Stockholder Representative and the parties to this Agreement shall be entitled to rely on the actions taken by the any Stockholder Representative under this Agreement.

                            [SIGNATURE PAGES FOLLOW]

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their authorized representatives as of the date stated in the introductory paragraph of this Agreement.

                            VENTURI PARTNERS, INC.

                            By: /s/ Ken R. Bramlett, Jr.
                            Name: Ken R. Bramlett, Jr.
                            Title: Senior Vice President, General Counsel

                                 /s/ Michael T. Willis
                            --------------------------------------
                            Michael T. Willis, Individually

                            THE WACHOVIA STOCKHOLDERS:

                            WACHOVIA INVESTORS, INC.

                            By: /s/ Courtney Rountree
                            Name: Courtney Rountree
                            Title: Vice President

                            Address: Wachovia Capital Partners
                                     One Wachovia Center, 12th Floor
                                     301 South College Street
                                     Charlotte, NC  28288-0732
                                     Attn: Arthur C. Roselle, Principal
                                     Fax: (704) 374-6711
                            with a copy (which shall not constitute notice) to:
                                     Kennedy Covington Lobdell & Hickman, L.L.P.
                                     214 North Tryon Street, 47th Floor
                                     Charlotte, NC 28202
                                     Attn: T.  Richard Giovannelli
                                     Fax: (704) 353-3184

                      [Signature Page to Voting Agreement]

                            THE JUNIOR STOCKHOLDERS:

                            J.P. MORGAN DIRECT CORPORATE FINANCE INSTITUTIONAL INVESTORS LLC

                            By: /s/ Eliot H. Powell
                            Name: Eliot H. Powell
                            Title: Vice President

                            Address: J.P. Morgan Investment Mgmt., Inc.
                                     522 Fifth Avenue, 15th Floor
                                     New York, NY 10036
                                     Attn: _____________________________________
                                     Fax: (212) 837-1301

                            J.P. MORGAN DIRECT CORPORATE FINANCE PRIVATE
                            INVESTORS LLC

                            By: /s/ Eliot H. Powell
                            Name: Eliot H. Powell
                            Title: Vice President

                            Address: J.P. Morgan Investment Mgmt., Inc.
                                     522 Fifth Avenue, 15th Floor
                                     New York, NY 10036
                                     Attn: _____________________________________
                                     Fax:  (212) 837-1301

                            522 FIFTH AVENUE FUND, L.P.

                            By: /s/ Eliot H. Powell
                            Name: Eliot H. Powell
                            Title:  Vice President

                            Address: J.P. Morgan Investment Mgmt., Inc.
                                     522 Fifth Avenue, 15th Floor
                                     New York, NY 10036
                                     Attn: _____________________________________
                                     Fax:  (212) 837-1301

                      [Signature Page to Voting Agreement]

                            OLD TRAFFORD INVESTMENT PTE LTD.

                            By: /s/ Lim Hock Tay
                            Name: Lim Hock Tay
                            Title: Director

                            Address: GIC Special Investments, Pte. Ltd.
                                     156 W. 56th Street, Suite 1900
                                     New York, NY 10019
                                     Attn: _____________________________________
                                     Fax: (2112) 468-1901

                            GTCR FUND VI, L.P.

                            By: /s/ Dan Yih
                            Name: Dan Yih
                            Title: Principal

                            Address: GTCR Golder Rauner, LLC
                                     6100 Sears Tower
                                     Chicago, IL 60606-6402
                                     Attn: _____________________________________
                                     Fax: (312) 382-2201

                            GTCR VI EXECUTIVE FUND, L.P.

                            By: /s/ Dan Yih
                            Name: Dan Yih
                            Title: Principal

                            Address: GTCR Golder Rauner, LLC
                                     6100 Sears Tower
                                     Chicago, IL 60606-6402
                                     Attn: ____________________________________
                                     Fax: (312) 382-2201

                      [Signature Page to Voting Agreement]

                            GTCR ASSOCIATES VI

                            By: /s/ Dan Yih
                            Name: Dan Yih
                            Title: Principal

                            Address: GTCR Golder Rauner, LLC
                                     6100 Sears Tower
                                     Chicago, IL 60606-6402
                                     Attn: _____________________________________
                                     Fax: (312) 382-2201

                      [Signature Page to Voting Agreement]

                            THE VENTURI STOCKHOLDERS:

                            INLAND PARTNERS, L.P.

                            By: Coryton Management Ltd., its general
                                partner

                            By: /s/ Elias J. Sabo
                            Name: Elias J. Sabo
                            Title:  Attorney-in-Fact

                            Address: ______________________________

                                     ______________________________

                                     ______________________________

                            LINKS PARTNERS, L.P.

                            By:  Coryton Management Ltd., its general partner

                            By: /s/ Elias J. Sabo
                            Name: Elias J. Sabo
                            Title:  Attorney-in-Fact

                            Address: ______________________________

                                     ______________________________

                                     ______________________________

                            AMALGAMATED GADGET, L.P.

                            By:  Scepter Holdings, Inc., its general partner

                            By: ___________________________________
                            Name: _________________________________
                            Title:_________________________________

                            Address:_______________________________
                                    _______________________________
                                    _______________________________

                      [Signature Page to Voting Agreement]

                            ZAZOVE ASSOCIATES, LLC

                            By:____________________________________
                            Name:__________________________________
                            Title:_________________________________

                            Address:_______________________________

                                    _______________________________

                                    _______________________________

                      [Signature Page to Voting Agreement]

                               SCHEDULE 2.2(a)(ii)

                     Stockholder Shares (non-natural person)

             STOCKHOLDER                                                SHARES
             -----------                                                ------
Wachovia Investors, Inc.                                              7,310,395
J.P. Morgan Direct Corporate Finance Institutional Investors LLC        232,997
J.P. Morgan Direct Corporate Finance Private Investors LLC               60,846
522 Fifth Avenue Fund, L.P.                                                   0
Old Trafford Investment Pte Ltd.                                        329,999
GTCR Fund VI, L.P.                                                       31,944
GTCR VI Executive Fund, L.P.                                                222
GTCR Associates VI                                                           70
Inland Partners, L.P.                                                   692,167
Links Partners, L.P.                                                    692,167

                               SCHEDULE 2.2(b)(ii)

                       Stockholder Shares (natural person)

   STOCKHOLDER          SHARES
   -----------          ------
MICHAEL T. WILLIS       688,864

                                  Schedule 4.18

                       Initial Stockholder Representatives

    STOCKHOLDER GROUP          INITIAL STOCKHOLDER REPRESENTATIVE
    -----------------          ----------------------------------
Wachovia Stockholder Group           Frederick W. Eubank II
Junior Stockholder Group             Rob Cousins
Venturi Stockholder Group            Elias J. Sabo